                                                               EXECUTION VERSION


                                                                   EXHIBIT 10.20


                                LICENSE AGREEMENT

        THIS LICENSE AGREEMENT is made to be effective as of this 31st day of August 2001 (the "Effective Date"), by and between SMARTIRE SYSTEMS INC., a British Columbia corporation having its principal place of business at 13151 Vanier Place, Suite 150, Richmond, British Columbia, Canada V6V 2J1 ("SmarTire"), and TRW INC., a corporation existing under the laws of the State of Ohio, United States of America, acting for and on behalf of its Automotive Electronics operation in the U.S., having a place of business at 24175 Research Drive, Farmington Hills, Michigan, United States of America 48335-2642 ("TRW").

        WHEREAS, the parties have been cooperating in the development and marketing of tire pressure monitoring systems pursuant to certain agreements including a License Agreement, Technical Cooperation Agreement, and Supply Agreement, all dated as of 20 April 1998 and amended (in the case of the License Agreement and Technical Cooperation Agreement) via an Assignment and Amending Agreement dated as of 13 December 2000, and a Mutual Secrecy Agreement dated as of 6 January 1998 and amended in a First Amendment dated 18 February 1998;

        WHEREAS, through their respective activities in the area of tire pressure monitoring systems, the parties now each own respective intellectual property that is useful in connection with the design and manufacture of tire pressure monitoring systems;

        WHEREAS, pursuant to a Termination Agreement of even date herewith, the parties are terminating the existing cooperation and the agreements associated therewith; and,

        WHEREAS, each party wishes to receive from the other party a license to use such other party's intellectual property in the manufacture and sale of tire pressure monitoring systems subsequent to the termination of the existing cooperation;

        NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual promises and covenants contained in this and the related termination agreements, SmarTire and TRW agree as follows:

                                    Article 1
                                   Definitions

        The following words and phrases will have the meanings set forth below where used herein with initial capital letters:

        1.1 Affiliate: Any corporation, partnership, or other business entity in which SmarTire or TRW owns or controls more than fifty percent (50%) of the voting stock or otherwise has more than fifty percent (50%) of the right to control the entity.

        1.2 Licensed Products: Tire pressure monitoring systems and components of such systems, including but not limited to tire pressure transmitters and receivers.


                                    -Page 1-

        1.3 TRW Patents: All utility patents, design patents, utility models, or applications for patents or utility models that (a) were originally filed before the Effective Date or, although filed after the Effective Date, are directed to inventions made before the Effective Date, and (b) have a claim covering Licensed Products, components of Licensed Products, or methods of making or using same, and (c) the TRW Automotive Electronics operation in the U.S. has the right, whether by reason of ownership of the patent, utility model or application or otherwise, to grant licenses to SmarTire on the Effective Date. The term "TRW Patents" does not include any patents filed on inventions developed and owned by divisions of TRW Inc. other than its Automotive Electronics operation, but does include patents filed on inventions developed and owned by Affiliates of TRW, or divisions of Affiliates of TRW, that are managed and operated as part of TRW's Automotive Electronics operation. The term "TRW Patents" includes, without limitation, the publicly known patents and pending patent applications listed on Attachment 1 hereto.

        1.4    Other Definitions and Meanings: For purposes of this Agreement,
(a) the term "person" includes any natural person, firm, association, partnership, corporation, or other entity and (b) the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole.

                                    Article 2
                                 Licensed Rights

        2.1 Grant: TRW hereby grants to SmarTire the perpetual, royalty-free, non-exclusive, worldwide right under the TRW Patents to make, have made, import, use, and sell Licensed Products.

        2.2 Sublicenses: SmarTire may grant to its Affiliates sublicenses under the rights granted herein, but may not otherwise grant sublicenses under the rights granted herein. However, the foregoing notwithstanding, SmarTire may grant limited sublicenses to vendors cooperating in the supply of products to customers for a tire pressure monitoring system of those customers, if in each case (a) SmarTire is supplying other material products for use in the same system for the same customer, and (b) the sublicensed technology is necessary, as opposed to merely useful or convenient, in order for such products of the cooperating vendor to interface with such products of SmarTire. Any such sublicense will be restricted to such necessary technology, only, and to such system and such customer or vendor, only. For purposes of this paragraph, the "vendor" and the "customer" may be the same company.

        2.3 Patents owned by TRW Affiliates: Certain of the TRW Patents are owned by an Affiliate of TRW. Specifically, the Automotive Electronics division of TRW France SA has filed patent applications on inventions covering Licensed Products. TRW will cause TRW France SA to endorse and confirm the licenses granted to SmarTire hereunder.


                                    -Page 2-

                                    Article 3
                                    Warranty

        TRW warrants that it has the right to enter into this Agreement, and that TRW's performance of this Agreement will not violate any agreement between TRW and any third person.

                                    Article 4
                                   TRW Patents

        4.1 Title: Nothing contained in this Agreement will be deemed to convey to SmarTire the legal title to any TRW patent.

        4.2 Maintenance of Patents: TRW will have no obligation under this Agreement (a) to file, prosecute, or maintain any TRW patent or (b) to respond to or otherwise defend any action for reexamination or revocation of any TRW patent.

                                    Article 5
                              Term and Termination

        5.1 Term: This Agreement is effective as of the Effective Date upon execution by both parties. Subject to Section 5.2, the Agreement will not expire.

        5.2 Termination: SmarTire agrees that this Agreement will automatically terminate and be without further force or effect, and all of SmarTire's rights under this license will cease to exist, without notice, if SmarTire breaches of any of its obligations under either the Termination Agreement or any of the other agreements referenced therein. In the event of such termination of this Agreement, SmarTire will immediately cease using, for any purpose whatsoever, any inventions covered by TRW Patents and any TRW Proprietary Information, as defined in the Mutual Secrecy Agreement referenced in the recitals of this Agreement.

                                    Article 6
                                   Assignment

        Neither party may assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other party. For purposes of this Article, any change of control of SmarTire will be considered to be a transfer of the Agreement.

                                    Article 7
                                     Notice

        Any notice or other communication to any party under this Agreement will be in writing and will be deemed to have been duly given, if communicated by facsimile, cable or similar electronic means, at the time receipt thereof has been confirmed by


                                    -Page 3-
return electronic communication or signal that the message has been clearly received, or if mailed, ten (10) days after mailing, registered mail, postage prepaid, return receipt requested:

               if to TRW:         TRW Automotive Electronics
                                  24175 Research Drive
                                  Farmington Hills, Michigan 48335-2642
                                  U.S.A.
                                  FAX: 248.442.5290
                                  Attention: General Manager

with a copy of the notice being sent to the same address, to the attention of the Vice President, Law, and

               if to SmarTire:    SmarTire Systems Inc.
                                  13151 Vanier Place
                                  Suite 150
                                  Richmond, British Columbia
                                  CANADA V6V 2J1
                                  FAX: 604.276.2350
                                  Attention: President

provided, however, that if either party will have designated a different address by notice to the other party given as provided above, then to the last address so designated.

                                   Article 68
                                  Miscellaneous

        8.1    Headings: Except for the headings for the Definitions in
Article 1, the headings and titles to the Articles and Sections of this Agreement are inserted for convenience only and will not be deemed a part of this Agreement or affect the construction or interpretation of any provision of this Agreement.

        8.2 Entire Agreement: This Agreement comprises the entire agreement between TRW and SmarTire and supersedes all other agreements, oral or written, heretofore made with respect to the licensing of patents for the manufacture and sale of Licensed Products.

        8.3 Modification: This Agreement may be amended only in writing signed by both parties which specifically refers to the provision of this Agreement to be amended and clearly recites the amendment thereto.

        8.4 Waiver: No waiver of any right or remedy in respect of any occurrence or event on one occasion will be deemed a waiver of such right or remedy in respect of such occurrence or event on any subsequent occasion.

        8.5 Remedies: Unless otherwise expressly provided in this Agreement, the rights and remedies set forth in this Agreement are in addition to, and not in


                                    -Page 4-
limitation of, other rights and remedies under the Agreement, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy.

        8.6 Governing Law: The validity, construction, interpretation and enforceability of this Agreement will be determined and governed by the laws of the State of Ohio, United States of America.

        8.7 Counterparts: This Agreement may be executed in multiple counterparts with equal force and effect in the English language, and each such counterpart will be deemed an original of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date, and this Agreement will be deemed dated as of such date.


TRW INC.                                           SMARTIRE SYSTEMS INC.
Automotive Electronics in the U.S.


By: /s/RONALD A. MUCKLEY                           By: /s/ ROBERT V. RUDMAN
    --------------------------------                   -------------------------

RONALD A. MUCKLEY                                  ROBERT V. RUDMAN
------------------------------------               -----------------------------
        (Typed/Printed Name)                            (Typed/Printed Name)

Title: Vice President and General Manager          Title: President and Chief
       Safety and Security Systems                        Executive Officer


Attachment 1: TRW Patents and Pending Patent Applications




                                    -Page 5-

                                  Attachment 1
                   TRW Patents and Pending Patent Applications


---------------------------------------------------------------------------------------------------
PATENT/PATENT
APPLICATION NO.        FILING/ISSUE DATE                   TITLE                      JURISDICTION
---------------------------------------------------------------------------------------------------
6,232,875              i. 05/15/2001         APPARATUS AND METHOD FOR                 U.S.
(Patent Granted)                             CONTROLLING A TIRE
                                             CONDITION MODULE OF A
TRW #006747                                  VEHICLE TIRE
---------------------------------------------------------------------------------------------------
6,055,855              i. 05/02/2000         TIRE PRESSURE SENSOR WHEEL               U.S.
(Patent Grated)                              ATTACHMENT APPARATUS

TRW #006605
---------------------------------------------------------------------------------------------------
006524                 f. 12/20/1999         APPARATUS AND METHOD FOR SENSING A       U.S.
09/467,400                                   CONDITION OF A VEHICLE TIRE
(Application)

TRW #006524
---------------------------------------------------------------------------------------------------
00122283.5             f. 10/19/2000         APPARATUS AND METHOD FOR SENSING A       European
(Application)                                CONDITION OF A VEHICLE TIRE              Patent Office

TRW #006524
---------------------------------------------------------------------------------------------------
09/464,208             f. 12/15/1999         APPARATUS AND METHOD FOR                 U.S.
(Application)                                TRANSMITTING DATA IN A
                                             TIRE CONDITION
TRW #006606
---------------------------------------------------------------------------------------------------
00122282.7             f. 10/19/2000         APPARATUS AND METHOD FOR                 European
(Application)                                TRANSMITTING DATA IN A                   Patent Office
                                             TIRE CONDITION
TRW #006606
---------------------------------------------------------------------------------------------------



                                  - Page A.1 -